EXHIBIT 23.1

   CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1999 Stock Option Plan of E.piphany, Inc. of our report dated January 21, 2004, with respect to the consolidated financial statements of E.piphany, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.


                                                /s/ Ernst & Young LLP

San Francisco, California
September 22, 2004